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                                                                   Exhibit 4(tt)


                       SALOMON SMITH BARNEY HOLDINGS INC.
                            SSBHI MERGER COMPANY INC.



                                       and



                       THE FIRST NATIONAL BANK OF CHICAGO,
                                Successor Trustee




                         ELEVENTH SUPPLEMENTAL INDENTURE
                            Dated as of July 1, 1999



               Supplemental Indenture to the Indenture dated as of
                 December 1, 1988 providing for the issuance of
                        series of senior debt securities.
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         ELEVENTH SUPPLEMENTAL INDENTURE, dated as of July 1, 1999 (the
"Eleventh Supplemental Indenture"), among SALOMON SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware ("SSBH"), SSBHI MERGER COMPANY INC., a corporation duly organized and existing under the laws of the State of New York (the "Merger Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Successor Trustee (the "Trustee"), under the Indenture dated as of December 1, 1998 (the "Original Indenture"), as supplemented by the First Supplemental Indenture, dated September 7, 1990, the Second Supplemental Indenture dated June 12, 1991, the Third Supplemental Indenture, dated July 1, 1992, the Fourth Supplemental Indenture, dated October 29, 1992, the Fifth Supplemental Indenture, dated December 14, 1993, the Sixth Supplemental Indenture, dated December 19, 1994, the Seventh Supplemental Indenture, dated February 1, 1996, the Eighth Supplemental Indenture, dated May 8, 1996, the Ninth Supplemental Indenture, dated November 20, 1996 and the Tenth Supplemental Indenture dated November 28, 1997 (collectively, the "Supplemental Indentures"). The Original Indenture together with the Supplemental Indentures is herein referred to as the "Indenture."
                                   WITNESSETH:

         WHEREAS, SSBH executed and delivered to the Trustee the Original Indenture to provide for the issuance from time to time of series of senior debt securities (the "Securities");

         WHEREAS, SSBH heretofore executed and delivered to the Trustee the Supplemental Indentures;

         WHEREAS, SSBH has issued Securities pursuant to the Indenture, from time to time;

         WHEREAS, Section 1001 of the Indenture provides that in the case of a merger of SSBH into another corporation, such corporation shall expressly assume, by a supplemental indenture


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executed and delivered to the Trustee in a form satisfactory to the Trustee the due and punctual payment of the principal of (and premium, if any) and interest (including additional interest, if any, payable pursuant to Section 1202 of the Indenture) on all Securities and Coupons (as defined in the Indenture) and the performance of every covenant of the Indenture to be performed or observed by SSBH;

         WHEREAS, SSBH will merge into Merger Company (the "Merger"), effective as of the effective time of the Merger (the "Effective Time"), pursuant to an Agreement and Plan of Merger dated as of July 1, 1999 between Merger Company and SSBH (the "Merger Agreement");

         WHEREAS, pursuant to the Agreement and Plan of Merger, as of the Effective Time, Merger Company will change its name to Salomon Smith Barney Holdings Inc.;

         WHEREAS, as of the Effective Time of the Merger, Merger Company, as successor by merger to SSBH, will succeed, insofar as permitted by law, to all rights, liabilities and obligations of SSBH under the provisions of the Merger Agreement;

         WHEREAS, SSBH and Merger Company desire to enter into this Eleventh Supplemental Indenture;

         WHEREAS, immediately after the Merger, no Event of Default (as defined in the Indenture) and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened or be continuing;

         NOW, THEREFORE, Merger Company covenants and agrees with the Trustee for the equal and proportionate benefit of all the present and future holders of the Securities as follows:



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                                    ARTICLE I

                           ASSUMPTION AND SUBSTITUTION

         Section 1.01. As of the Effective Time, Merger Company hereby expressly agrees to assume the due and punctual payment of the principal of (and premium, if any) and interest (including additional interest, if any, payable pursuant to
Section 1202 of the Indenture) on all Securities and Coupons and the performance of every covenant of the Indenture to be performed or observed by SSBH.

         Section 1.02. As of the Effective Time, and by virtue of such assumption and of the Merger Agreement, Merger Company hereby will succeed and be substituted for SSBH under the Indenture with the same effect as if Merger Company had been named as "the Company" in the Indenture, and thereafter from time to time may exercise every right and power of "the Company" under the Indenture, in the name of SSBH or its own name; and any act or proceeding by provision of the Indenture required or permitted to be done by the Board of Directors or any officer of SSBH may be done with like force and effect by the like Board of Directors or officer of Merger Company.

                                   ARTICLE II

                                  MISCELLANEOUS

         Section 2.01 The Trustee accepts the trusts created by this Eleventh Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Eleventh Supplemental Indenture or the due execution hereof by SSBH or Merger Company and shall not be responsible

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in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by SSBH or Merger Company, as the case may be.

         Section 2.02 Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

         Section 2.03 This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes, but such counterparts shall together be deemed to constitute but one and the same instrument.

         The Trustee hereby accepts the trusts in this Eleventh Supplemental Indenture declared and provided, upon the terms and conditions herein set forth.



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         IN WITNESS WHEREOF, each of SALOMON SMITH BARNEY HOLDINGS INC., SSBHI
MERGER COMPANY INC., and THE FIRST NATIONAL BANK OF CHICAGO, as Successor Trustee, has caused this Eleventh Supplemental Indenture to be signed and acknowledged by one of its officers thereunto duly organized, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or one of its Assistant Secretaries, all as of July 1, 1999.

                                   SALOMON SMITH BARNEY HOLDINGS INC.


                                   By: /s/ Mark Kleinman
                                      --------------------------------------
                                            Name:    Mark Kleinman
                                            Title:   Executive Vice President
                                                     and Treasurer

Attest:

By: /s/ Shelley J. Dropkin
   -----------------------
      (Corporate Seal)
         Name: Shelley J. Dropkin
         Title: Assistant Secretary

                                   SSBHI MERGER COMPANY INC.


                                   By: /s/ Mark Kleinman
                                       --------------------------------------
                                            Name:    Mark Kleinman
                                            Title:   Executive Vice President
                                                     and Treasurer


Attest:

By: /s/ Shelley J. Dropkin
   -----------------------
      (Corporate Seal)
         Name: Shelley J. Dropkin
         Title: Assistant Secretary

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                               /s/ Mary R. Fonti
                                   By: ______________________________________
                                            Name:  Mary R. Fonti
                                            Title: Assistant Vice President

Attest:

   /s/ Michael D. Pinzon
By:_____________________________
         (Corporate Seal)
         Name: Michael D. Pinzon
         Title: Trust Officer




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